Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in the Registration Statement on Form F-3 of our reports dated May 19, 2010, relating to the consolidated financial statements and related financial statement schedule of China Techfaith Wireless Communication Technology Limited, its subsidiaries and variable interest entities (collectively the “Group”) (which reports (1) express an unqualified opinion and include an explanatory paragraph relating to the adoption of the authoritative guidance on noncontrolling interests in consolidated financial statements, effective on January 1, 2009 and (2) express an unqualified opinion on the effectiveness of the Group’s internal control over financial reporting), appearing in the Annual Report on Form 20-F of China Techfaith Wireless Communication Technology Limited for the year ended December 31, 2009, and to the reference to us under the heading “Experts” in the prospectus, which is part of this Registration Statement.
/s/ Deloitte Touche Tohmatsu CPA Ltd.
Beijing, the People’s Republic of China
September 30, 2010
CONSENT OF INDEPENDENT AUDITORS
We consent to the use in this Registration Statements of China Techfaith Wireless Communication Technology Limited on Form F-3 of our report dated September 30, 2010, relating to the consolidated financial statements of Citylead Limited as of and for the years ended December 31, 2008 and 2009, appearing in the prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such prospectus.
/s/ Deloitte Touche Tohmatsu CPA Ltd.
Beijing, the People’s Republic of China
September 30, 2010

1